Exhibit 24.1
                                Power of Attorney


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints H. Craig Dees, Timothy C. Scott, Daniel
R. Hamilton, and Eric A. Wachter, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-8 filed by Provectus Pharmaceuticals, Inc. (the "Company") with the U.S. Securities and Exchange Commission (the "SEC"), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC; granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         In witness whereof, this Power of Attorney has been executed by each of the undersigned as of the date set forth opposite his name.



                                  /s/ H. Craig Dees
                                  ------------------------
                                  Date: September 16, 2002




                                  /s/ Daniel R. Hamilton
                                  ------------------------
                                  Date: September 16, 2002




                                  /s/ Timothy C. Scott, Ph.D.
                                  ---------------------------
                                  Date: September 16, 2002




                                  /s/ Eric A. Wachter
                                  ------------------------
                                  Date: September 16, 2002